Exhibit 99.9

CONSENT OF DUFF & PHELPS, LLC

Board of Managers

ESH Hospitality, LLC

11525 North Community House Road

Suite 100

Charlotte, NC 28277

We hereby consent to the description of and references to our valuation and the references to our name in this Registration Statement No. 333-190052 on Form S-1 (as amended, the “Registration Statement”) under the headings “RISK FACTORS—Risks Related to ESH REIT and its Status as a REIT” and “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS—Paired Shares.”

By giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act or the rules and regulations of the Commission promulgated thereunder.

/s/ DUFF & PHELPS, LLC

DUFF & PHELPS, LLC

Date: October 30, 2013